Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350
STERLING BANCORP NET INCOME RISES IN 2008 THIRD QUARTER
Solid Quarter Marked by Growth in Portfolio Loans, Well-Managed Credit Quality
and Strong Capital and Liquidity
New York, NY, October 30, 2008 — Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, today reported that net income increased to $3.8 million for the third quarter of 2008, from $3.1 million for the same quarter of 2007. Earnings per share on a diluted basis rose to $0.21 for the 2008 third quarter, compared with $0.17 in the year-ago period.
Net income for the first nine months of 2008 was $12.0 million, up from $10.4 million a year ago. Diluted EPS was $0.66 for 2008 year-to-date, an increase from $0.56 per diluted share for the first nine months of 2007.

Third Quarter Highlights:
•	Core earnings were $0.25 per share excluding an after-tax charge of $0.04 per share recognized for other than temporary impairment of a corporate debt security.

•	Exceeding “well-capitalized” requirements, the total risk-based capital ratio was 10.62% at quarter-end.

•	Asset quality remained sound, with a 0.56% ratio of nonperforming loans to total loans at September 30, 2008, compared with 0.51% a year ago and 0.58% at June 30, 2008.

•	Net interest margin rose to 4.46% on a tax-equivalent basis, increasing 5 basis points from 4.41% a year ago.

•	Loans held in portfolio grew 8.7% to an average of $1,175.5 million for the 2008 third quarter, and reached an all-time high at September 30, 2008.

•	Demand deposits were 33.3% of total deposits at September 30, 2008 and averaged $453.1 million for the recent quarter.

“We are proud of our strong performance for the 2008 third quarter and year-to-date, particularly in view of the chaotic conditions in the financial markets. In this environment, we have continued to deliver solid year-over-year increases in profitability in 2008, with earnings increasing significantly for the third quarter. Our progress has been driven by robust growth in our loan portfolio, sound asset-liability management strategies and a continued commitment to asset quality,” stated Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer.
“In this harsh economic climate, the most successful and stable financial institutions are those with strong capital, ample liquidity and well-managed asset quality — and we believe Sterling is well-positioned on all three counts,” Mr. Cappelli continued. “Our capital remains in excess of the ‘well-capitalized’ regulatory requirement. Our strong base of core demand deposits, which represents approximately one-third of total deposits, is a cost-effective source of liquidity. Our traditional, prudent approach to loan underwriting has resulted in sound asset quality, as reflected in a ratio of non-accrual loans to total loans that is below our peer group average.”
“We believe the current environment continues to offer opportunities for a strong, well-positioned financial institution such as Sterling. Our 8.7% growth in average portfolio loans for the third quarter is evidence that we have benefitted from our ability to serve the financing needs of existing and new customers in our market. With a ratio of loans held in portfolio to deposits of 83.9% at September 30, 2008, we believe we have additional growth capacity. Recently, we have been adding experienced business development executives to further capitalize on the opportunities we see to expand our banking relationships.”
Third Quarter 2008 Financial Results
Net income was $3.8 million or $0.21 per diluted share for the 2008 third quarter, up from $3.1 million or $0.17 per diluted share for the same 2007 period. In the 2008 third quarter, Sterling recognized a pre-tax charge of $1.2 million or $0.04 per diluted share (after tax) on a corporate debt security deemed to be other than temporarily impaired (OTTI), which was reflected in noninterest income. Excluding the charge, net income was $4.5 million or $0.25 per diluted share for the 2008 third quarter. The debt security was sold in the fourth quarter.
Net interest income rose 13.7% to $21.8 million on a tax-equivalent basis for the third quarter of 2008. Higher average loan and investment securities balances, as well as sharply lower funding costs due to Sterling’s decision to employ cost-effective wholesale funding in lieu of higher-priced certificates of deposit, contributed to the increase in net interest income. Reflecting the above factors, the net interest margin rose to 4.46% on a tax-equivalent basis for the 2008 third quarter versus 4.41% for the same period last year.
Noninterest income was $8.4 million for the third quarter of 2008, excluding the pre-tax OTTI charge of $1.2 million noted above. Excluding the OTTI charge, noninterest income increased $653,000 or 8.4% from a year ago, driven primarily by increased fees from Sterling’s accounts receivable management products and by higher mortgage banking income.

Noninterest expenses for the 2008 third quarter were $21.7 million, compared to $19.4 million a year ago. The increase was primarily the result of higher personnel expenses due to normal salary increases and investments in the growth of the Sterling franchise, as well as increased professional fees related to revenue enhancement projects and the settlement of certain litigation.
Nine Months 2008 Financial Results
Net income was $12.0 million or $0.66 per diluted share for the first nine months of 2008, up from $10.4 million or $0.56 per diluted share for the same 2007 period. Excluding pre-tax OTTI charges of $1.7 million for the first nine months of 2008, net income was $13.0 million or $0.71 per diluted share.
Net interest income was $63.4 million on a tax-equivalent basis for the first nine months of 2008, up $8.2 million from the same period of 2007. The increase primarily reflected higher average balances of loans and investment securities and lower funding costs, while yields on loans declined due to the prevailing rate environment in 2008. The net interest margin was 4.53% for the first nine months of 2008 compared with 4.44% for the same period last year.
Noninterest income was $26.2 million for the first nine months of 2008, excluding pre-tax OTTI charges of $1.7 million. Excluding the OTTI charges, noninterest income increased $306,000 or 1.2% versus the same period of 2007.
Noninterest expenses for 2008 year-to-date were $63.0 million, compared to $59.1 million for the same period of 2007. The increase was primarily the result of higher personnel costs due to normal salary increases and investments in the growth of the Sterling franchise, increased occupancy costs due to higher rents, and increased professional fees as noted above.
The provision for income taxes was $6.5 million for the first nine months of 2008, compared to $5.9 million in the year-ago period, primarily due to the higher level of pre-tax income in the 2008 period.
Earning Assets and Deposits
Loans held in portfolio, net of unearned discounts, averaged $1,175.5 million for the 2008 third quarter, up 8.7% from a year ago. The increase reflected robust demand for a wide range of Sterling’s lending products and services from both existing and new customers.
Investment securities averaged $769.3 million for the third quarter of 2008, up from $575.3 million a year ago, primarily due to the implementation of asset/liability management strategies designed to capitalize on current market conditions. Approximately 93% of Sterling’s investment portfolio is comprised of debt obligations of U.S. government corporations and government sponsored enterprises, with another 3% in obligations of states and political subdivisions.

Demand deposits averaged $453.1 million for the 2008 third quarter, compared with $455.1 million a year earlier. Demand deposits represented 33.3% of total deposits at September 30, 2008, one of the highest ratios of demand to total deposits in the industry. The Company has no brokered certificates of deposit.
Asset Quality Highlights
The ratio of nonperforming assets to total assets was 0.42% at September 30, 2008, compared to 0.41% a year earlier. Nonperforming loans represented 0.56% of total loans at September 30, 2008, compared to 0.51% a year ago. The allowance for loan losses as a percentage of total loans held in portfolio improved to 1.30% at September 30, 2008, from 1.28% a year ago.
The provision for loan losses decreased to $2.0 million for the third quarter of 2008 from $2.1 million for the same period of 2007.
“Our loan portfolio reflects limited exposure to construction lending, subprime and Alt-A mortgage loans, consumer debt, home equity lending products, credit card receivables, auto loans or other asset classes that have recently generated losses for some institutions,” noted Mr. Cappelli.
The adequacy of the provision and the resulting allowance for loan losses is determined based on management’s continuing evaluation of the loan portfolio, including an assessment of current and expected future economic conditions, the changing mix of loans in the portfolio, and other factors.
Capital and Dividends
Sterling’s capital ratios exceeded the requirements for a well-capitalized institution for regulatory purposes. Its Tier 1 risk-based capital ratio was 9.50%, total risk-based capital was 10.62% and the Tier 1 leverage ratio was 6.42% at September 30, 2008.

The Company noted that the U.S. Treasury Department recently outlined a plan under which it will make capital available to certain eligible institutions in exchange for nonvoting senior preferred stock and warrants to purchase common stock. While Sterling Bancorp exceeds regulatory standards for “well-capitalized” institutions, the Company is evaluating whether to participate in this program.

The FDIC has expanded its deposit insurance program to cover 100% of noninterest-bearing transaction accounts without additional cost until November 13, 2008. After that date the expanded coverage will become a voluntary fee-based program set to expire on December 31, 2009. Additionally, the FDIC has instituted a program to guarantee all newly issued senior unsecured debt of participating organizations, within a certain limit, issued on or before June 30, 2009. Sterling is assessing whether to participate in either or both of these programs.

Sterling paid a cash dividend of $0.19 per common share on September 30, 2008, to shareholders of record as of September 15, 2008. The Company has been distributing cash dividends for 251 consecutive quarters over more than 62 years.
Conference Call
Sterling Bancorp will host a teleconference call for the financial community on October 30, 2008 at 10:30 a.m. Eastern Time to discuss the 2008 third quarter financial results. To access the conference call live, interested parties may dial 877-407-8033 at least 10 minutes prior to the call.
A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on October 30, 2008 until 11:59 p.m. Eastern Time on November 14, 2008. To access the replay by telephone, interested parties may dial 877-660-6853; enter the Account Code 286 and Conference ID 301819.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company that serves the needs of businesses, professionals and individuals. With assets exceeding $2.1 billion, Sterling offers a broad array of products and services, combined with a unique high-touch approach to customer service. The Company’s principal banking subsidiary, Sterling National Bank, with offices in New York City and Queens, Nassau and Westchester counties, was founded in 1929.
Known for its focus on business customers, Sterling offers such services as working capital lines, asset-based financing, factoring and accounts receivable management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, international trade financing, cash management, a wide array of deposit products, trust and estate administration, and investment management services.
Certain statements in this press release, including but not limited to, statements as to future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, statements concerning the Company’s belief that Sterling is well-positioned in the current harsh economic climate, that the current environment continues to offer opportunities for Sterling, and that the Company has additional growth capacity and sees opportunities to expand its banking relationships, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
# # #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
OPERATING HIGHLIGHTS (1)
Interest income	$29,980	$31,237	$89,462	$90,272
Interest expense	8,280	12,142	26,455	35,466
Provision for loan losses	1,950	2,125	6,100	4,453
Noninterest income	7,243	7,767	24,487	25,865
Noninterest expenses	21,677	19,371	62,973	59,103
Income from continuing operations, before income taxes	5,316	5,366	18,421	17,115
Provision for income taxes	1,531	1,525	6,464	5,911
Income from continuing operations	3,785	3,841	11,957	11,204
Loss from discontinued operations, net of income taxes	0	(774)	0	(795)
Net income	3,785	3,067	11,957	10,409

Net income per average common share:
Basic	0.21	0.17	0.67	0.57
Diluted	0.21	0.17	0.66	0.56
Income from continuing operations per average common share:
Basic	0.21	0.21	0.67	0.61
Diluted	0.21	0.21	0.66	0.60

Cash dividends declared	0.19	0.19	0.57	0.57

Common shares outstanding:
Period end	18,043	17,803	18,043	17,803
Average Basic	18,016	17,910	17,973	18,330
Average Diluted	18,227	18,222	18,219	18,750

Return on average assets (2)	0.71%	0.80%	0.77%	0.80%
Return on average tangible equity (3)	16.24%	15.95%	16.64%	14.58%
Return on average stated equity (4)	13.03%	12.87%	13.44%	11.92%
Net interest spread, tax-equivalent basis	3.93%	3.41%	3.95%	3.41%
Net interest margin, tax-equivalent basis	4.46%	4.41%	4.53%	4.44%

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Calculated by dividing income from continuing operations by average assets from continuing operations.

(3)	Average tangible equity represents average shareholders’ equity less average goodwill. Calculated by dividing income from continuing operations by average tangible equity.

(4)	Average stated equity is equal to average shareholders’ equity. Calculated by dividing income from continuing operations by average stated equity.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
BALANCE SHEET HIGHLIGHTS (1)
Period End Balances
Investment securities	$734,410	$608,928	$734,410	$608,928
Loans held for sale	15,987	32,896	15,987	32,896
Loans held in portfolio, net of unearned discount	1,211,125	1,178,198	1,211,125	1,178,198
Total earning assets	1,965,296	1,823,036	1,965,296	1,823,036
Allowance for loan losses	15,733	15,039	15,733	15,039
Total assets	2,117,089	1,980,739	2,117,089	1,980,739

Demand deposits	480,243	490,195	480,243	490,195
Savings, NOW and money market deposits	599,737	542,466	599,737	542,466
Time deposits	363,353	534,176	363,353	534,176
Customer repurchase agreements	55,022	62,564	55,022	62,564
Other short-term borrowings	224,490	98,074	224,490	98,074
Long-term borrowings	175,774	35,774	175,774	35,774
Shareholders’ equity (2)	118,344	119,935	118,344	119,935

Average Balances
Investment securities	$769,255	$575,309	$757,040	$569,873
Loans held for sale	18,226	51,405	24,247	47,682
Loans held in portfolio, net of unearned discount	1,175,540	1,081,629	1,126,365	1,049,625
Total earning assets	1,967,354	1,728,057	1,911,197	1,700,773
Total assets	2,129,316	1,902,564	2,077,704	1,867,138

Demand deposits	453,098	455,093	446,256	444,828
Savings, NOW and money market deposits	576,677	542,930	504,508	493,967
Time deposits	399,994	550,407	486,285	559,798
Customer repurchase agreements	89,900	68,396	87,192	79,747
Other short-term borrowings	210,808	40,141	175,302	33,615
Long-term borrowings	181,644	35,774	159,351	39,620
Shareholders’ equity (2)	115,602	118,427	118,863	125,631

ASSET QUALITY HIGHLIGHTS (1)
Period End
Net charge-offs	$1,361	$2,125	$4,470	$4,606
Nonperforming loans	6,850	6,216	6,850	6,216
Other real estate owned	1,991	1,826	1,991	1,826
Nonperforming assets	8,841	8,042	8,841	8,042
Nonperforming loans/loans (3)	0.56%	0.51%	0.56%	0.51%
Nonperforming assets/assets	0.42%	0.41%	0.42%	0.41%
Allowance for loan losses/loans (4)	1.30%	1.28%	1.30%	1.28%
Allowance for loan losses/ nonperforming loans	229.68%	241.94%	229.68%	241.94%

Capital Ratios (2)
Tier 1 risk based	9.50%	9.66%	9.50%	9.66%
Total risk based	10.62%	10.77%	10.62%	10.77%
Leverage	6.42%	7.07%	6.42%	7.07%

Book value per common share (2)	$6.56	$6.74	$6.56	$6.74

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Includes the effects of discontinued operations.

(3)	The term “loans” includes loans held for sale and loans held in portfolio.

(4)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	September 30,
	2008	2007
ASSETS
Cash and due from banks	$32,251	$49,547
Interest-bearing deposits with other banks	3,774	3,014

Investment securities
Available for sale (at estimated market value)	421,835	215,427
Held to maturity (at amortized cost)	312,575	393,501

Total investment securities	734,410	608,928

Loans held for sale	15,987	32,896

Loans held in portfolio, net of unearned discounts	1,211,125	1,178,198
Less allowance for loan losses	15,733	15,039

Loans held in portfolio, net	1,195,392	1,163,159

Customers’ liability under acceptances	886	129
Goodwill	22,901	22,901
Premises and equipment, net	10,659	11,435
Other real estate	1,991	1,826
Accrued interest receivable	8,371	6,975
Bank owned life insurance	29,893	28,767
Other assets	60,574	51,162

	$2,117,089	$1,980,739

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$480,243	$490,195
Savings, NOW and money market	599,737	542,466
Time	363,353	534,176

Total deposits	1,443,333	1,566,837

Securities sold under agreements to repurchase — customers	55,022	62,564
Securities sold under agreements to repurchase — dealers	19,515	0
Federal funds purchased	55,000	44,200
Commercial paper	12,944	28,571
Short-term borrowings — FHLB	120,000	25,000
Short-term borrowings — other	17,031	303
Long-term borrowings — FHLB	150,000	10,000
Long-term borrowings — subordinated debentures	25,774	25,774
Acceptances outstanding	886	129
Accrued expenses and other liabilities	99,240	97,426

Total liabilities	1,998,745	1,860,804

Shareholders’ equity	118,344	119,935

	$2,117,089	$1,980,739

MEMORANDA
Available for sale securities — amortized cost	$433,694	$218,733
Held to maturity securities — estimated market value	311,888	386,893
Shares outstanding
Common issued	21,962,295	21,262,170
Common in treasury	3,919,524	3,459,302

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
INTEREST INCOME
Loans	$20,387	$24,142	$61,208	$68,993
Investment securities — available for sale	5,780	2,113	16,162	5,659
Investment securities — held to maturity	3,795	4,731	12,054	14,299
Federal funds sold	7	227	8	1,230
Deposits with other banks	11	24	30	91

Total interest income	29,980	31,237	89,462	90,272

INTEREST EXPENSE
Savings, NOW and money market deposits	2,011	3,829	4,710	9,968
Time deposits	3,062	6,458	12,434	19,587
Securities sold u/a/r — customers	419	701	1,507	2,581
Securities sold u/a/r — dealers	382	0	1,115	0
Federal funds purchased	197	71	776	107
Commercial paper	100	368	412	1,073
Short-term borrowings — FHLB	469	53	995	53
Short-term borrowings — other	10	21	30	48
Long-term borrowings — FHLB	1,107	118	2,906	479
Long-term subordinated debentures	523	523	1,570	1,570

Total interest expense	8,280	12,142	26,455	35,466

Net interest income	21,700	19,095	63,007	54,806
Provision for loan losses	1,950	2,125	6,100	4,453

Net interest income after provision for loan losses	19,750	16,970	56,907	50,353

NONINTEREST INCOME
Accounts receivable management/ factoring commissions and other fees	4,348	4,048	11,712	11,537
Service charges on deposit accounts	1,346	1,408	4,029	4,314
Other customer related service charges and fees	682	831	2,094	2,264
Mortgage banking income	1,469	887	6,670	6,263
Trust fees	136	132	395	398
Bank owned life insurance income	289	279	852	818
Loss on sale of OREO	(58)	(51)	(361)	(231)
Securities losses	(1,177)	(1)	(1,684)	(3)
Other income	208	234	780	505

Total noninterest income	7,243	7,767	24,487	25,865

NONINTEREST EXPENSES
Salaries	9,617	8,829	28,456	26,749
Employee benefits	2,411	2,396	7,499	7,149

Total personnel expense	12,028	11,225	35,955	33,898
Occupancy and equipment expenses, net	2,919	2,606	8,702	7,953
Advertising and marketing	740	888	2,728	2,974
Professional fees	2,644	1,543	5,882	4,834
Communications	450	485	1,311	1,455
Other expenses	2,896	2,624	8,395	7,989

Total noninterest expenses	21,677	19,371	62,973	59,103

Income from continuing operations before income taxes	5,316	5,366	18,421	17,115
Provision for income taxes	1,531	1,525	6,464	5,911

Income from continuing operations	3,785	3,841	11,957	11,204

Discontinued operations:
Loss, net of income taxes	0	(774)	0	(795)

Net income	$3,785	$3,067	$11,957	$10,409

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)
(continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Average number of common shares outstanding
Basic	18,015,871	17,910,268	17,972,517	18,329,750
Diluted	18,226,811	18,221,555	18,219,375	18,749,866

Income from continuing operations, per average common share
Basic	$0.21	$0.21	$0.67	$0.61
Diluted	0.21	0.21	0.66	0.60

Net income per average common share
Basic	0.21	0.17	0.67	0.57
Diluted	0.21	0.17	0.66	0.56

Dividends per common share	0.19	0.19	0.57	0.57
NOTE: Certain reclassifications have been made to prior periods’ financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income	$3,785	$3,067	$11,957	$10,409

Other comprehensive income, net of tax:
Unrealized holding (losses)/gains on securities, arising during the period	(2,727)	1,150	(6,531)	254

Reclassification adjustment for securities losses included in net income	645	0	923	0

Amortization of:
Prior service cost	9	16	27	43
Net actuarial losses	229	243	689	608

Comprehensive income	$1,941	$4,476	$7,065	$11,314

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Balance, at beginning of period	$119,725	$121,913	$121,070	$132,263
Net income for period	3,785	3,067	11,957	10,409
Common shares issued under stock incentive plan and related tax benefits	1,672	31	7,971	808
Cash dividends-Common shares	(3,425)	(3,378)	(10,249)	(10,372)
Surrender of shares issued under incentive compensation plan	(1,569)	0	(6,787)	(456)
Purchase of common shares for treasury	0	(3,107)	0	(13,622)
Change in net unrealized holding losses on available for sale securities	(2,727)	1,150	(6,531)	254
Reclassification adjustment for securities losses included in net income	645	0	923	0
Adjustment to retained earnings upon adoption of EITF Issue 06-4 effective January 1, 2008	0	0	(726)	0
Amortization of:
Prior service cost	9	16	27	43
Net actuarial losses	229	243	689	608

Balance, at end of period	$118,344	$119,935	$118,344	$119,935

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	September 30, 2008			September 30, 2007
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$2,920	$11	1.51%	$2,486	$24	3.80%

Investment securities — available for sale	422,919	5,564	5.26	154,518	1,932	5.00
Investment securities — held to maturity	323,145	3,795	4.70	401,664	4,731	4.71
Investment securities — tax exempt [2]	23,191	353	6.09	19,127	298	6.18

Total investment securities	769,255	9,712	5.05	575,309	6,961	4.84
Federal funds sold	1,413	7	1.81	17,228	227	5.17
Loans, net of unearned discount [3]	1,193,766	20,387	6.99	1,133,034	24,142	8.68

Total Interest-Earning Assets [2]	1,967,354	30,117	6.19%	1,728,057	31,354	7.31%

Cash and due from banks	50,264			72,253
Allowance for loan losses	(16,367)			(16,146)
Goodwill	22,901			22,901
Other	105,164			94,296
Assets — discontinued operations	0			1,203

Total Assets	$2,129,316			$1,902,564

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$17,527	14	0.33%	$18,705	26	0.55%
NOW	251,271	633	1.00	241,789	1,519	2.49
Money market	307,879	1,364	1.76	282,436	2,284	3.21
Time	399,417	3,060	3.05	549,832	6,456	4.66
Foreign
Time	577	2	1.09	575	2	1.09

Total Interest-Bearing Deposits	976,671	5,073	2.07	1,093,337	10,287	3.73

Borrowings
Securities sold u/a/r — customers	89,900	419	1.85	68,396	701	4.07
Securities sold u/a/r — dealers	62,977	382	2.41	0	0	0.00
Federal funds purchased	37,717	197	2.04	6,006	71	4.66
Commercial paper	18,331	100	2.15	28,397	368	5.14
Short-term borrowings — FHLB	90,295	469	2.07	4,185	53	5.03
Short-term borrowings — other	1,488	10	3.99	1,553	21	5.10
Long-term borrowings — FHLB	155,870	1,107	2.84	10,000	118	4.70
Long-term borrowings — sub debt	25,774	523	8.37	25,774	523	8.37

Total Borrowings	482,352	3,207	2.65	144,311	1,855	5.14

Total Interest-Bearing Liabilities	1,459,023	8,280	2.26%	1,237,648	12,142	3.90%

Noninterest-bearing demand deposits	453,098			455,093
Other liabilities	101,593			91,267
Liabilities — discontinued operations	0			129

Total Liabilities	2,013,714			1,784,137

Shareholders’ equity	115,602			118,427

Total Liabilities and Shareholders’ Equity	$2,129,316			$1,902,564

Net interest income/spread [2]		21,837	3.93%		19,212	3.41%

Net yield on interest-earning assets			4.46%			4.41%

Less: Tax-equivalent adjustment		137			117

Net interest income		$21,700			$19,095

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Nine Months Ended
		September 30, 2008		September 30, 2007
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$2,952	$30	1.34%	$2,732	$91	4.46%

Investment securities — available for sale	395,220	15,560	5.25	138,994	5,080	4.87
Investment securities — held to maturity	340,313	12,054	4.72	410,729	14,299	4.64
Investment securities — tax exempt [2]	21,507	987	6.12	20,150	951	6.31

Total investment securities	757,040	28,601	5.04	569,873	20,330	4.76
Federal funds sold	593	8	1.81	30,861	1,230	5.26
Loans, net of unearned discount [3]	1,150,612	61,208	7.46	1,097,307	68,993	8.83

Total Interest-Earning Assets [2]	1,911,197	89,847	6.45%	1,700,773	90,644	7.34%

Cash and due from banks	55,133			67,770
Allowance for loan losses	(15,963)			(16,445)
Goodwill	22,901			22,879
Other	104,436			90,950
Assets — discontinued operations	0			1,211

Total Assets	$2,077,704			$1,867,138

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,633	48	0.34%	$20,244	78	0.51%
NOW	248,112	2,001	1.08	236,569	4,489	2.54
Money market	237,763	2,661	1.50	237,154	5,401	3.05
Time	485,709	12,429	3.42	559,224	19,582	4.68
Foreign
Time	576	5	1.09	574	5	1.09

Total Interest-Bearing Deposits	990,793	17,144	2.31	1,053,765	29,555	3.75

Borrowings
Securities sold u/a/r — customers	87,192	1,507	2.31	79,747	2,581	4.33
Securities sold u/a/r — dealers	55,205	1,115	2.70	0	0	0.00
Federal funds purchased	41,976	776	2.43	2,922	107	4.84
Commercial paper	19,672	412	2.79	28,070	1,073	5.11
Short-term borrowings — FHLB	56,763	995	2.34	1,410	53	5.03
Short-term borrowings — other	1,686	30	4.08	1,213	48	5.24
Long-term borrowings — FHLB	133,577	2,906	2.90	13,846	479	4.61
Long-term borrowings — sub debt	25,774	1,570	8.37	25,774	1,570	8.38

Total Borrowings	421,845	9,311	2.95	152,982	5,911	5.19

Total Interest-Bearing Liabilities	1,412,638	26,455	2.50%	1,206,747	35,466	3.93%

Noninterest-bearing demand deposits	446,256			444,828
Other liabilities	99,947			89,694
Liabilities — discontinued operations	0			238

Total Liabilities	1,958,841			1,741,507

Shareholders’ equity	118,863			125,631

Total Liabilities and Shareholders’ Equity	$2,077,704			$1,867,138

Net interest income/spread [2]		63,392	3.95%		55,178	3.41%

Net yield on interest-earning assets			4.53%			4.44%

Less: Tax-equivalent adjustment		385			372

Net interest income		$63,007			$54,806

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Three Months Ended
	September 30, 2008
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$3	$(16)	$(13)

Investment securities — available for sale	3,527	105	3,632
Investment securities — held to maturity	(926)	(10)	(936)
Investment securities — tax exempt	59	(4)	55

Total investment securities	2,660	91	2,751

Federal funds sold	(129)	(91)	(220)
Loans, net of unearned discounts [3]	1.273	(5.028)	(3.755)

TOTAL INTEREST INCOME	$3,807	$(5,044)	$(1,237)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(2)	$(10)	$(12)
NOW	58	(944)	(886)
Money market	190	(1,110)	(920)
Time	(1,501)	(1,895)	(3,396)
Foreign
Time	0	0	0

Total interest-bearing deposits	(1,255)	(3,959)	(5,214)

Borrowings
Securities sold under agreements to repurchase — customers	177	(459)	(282)
Securities sold under agreements to repurchase — dealers	382	0	382
Federal funds purchased	186	(60)	126
Commercial paper	(101)	(167)	(268)
Short-term borrowings — FHLB	465	(49)	416
Short-term borrowings — other	(2)	(9)	(11)
Long-term borrowings — FHLB	1,054	(65)	989
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	2,161	(809)	1,352

TOTAL INTEREST EXPENSE	$906	$(4,768)	$(3,862)

NET INTEREST INCOME	$2,901	$(276)	$2,625

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Nine Months Ended
	September 30, 2008
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$7	$(68)	$(61)

Investment securities — available for sale	10,056	424	10,480
Investment securities — held to maturity	(2,484)	239	(2,245)
Investment securities — tax exempt	40	(4)	36

Total investment securities	7,612	659	8,271

Federal funds sold	(730)	(492)	(1,222)
Loans, net of unearned discounts [3]	3.714	(11.499)	(7.785)

TOTAL INTEREST INCOME	$10,603	$(11,400)	$(797)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(6)	$(24)	$(30)
NOW	225	(2,713)	(2,488)
Money market	34	(2,774)	(2,740)
Time	(2,295)	(4,858)	(7,153)
Foreign
Time	0	0	0

Total interest-bearing deposits	(2,042)	(10,369)	(12,411)

Borrowings
Securities sold under agreements to repurchase — customers	231	(1,305)	(1,074)
Securities sold under agreements to repurchase — dealers	1,115	0	1,115
Federal funds purchased	747	(78)	669
Commercial paper	(260)	(401)	(661)
Short-term borrowings — FHLB	985	(43)	942
Short-term borrowings — other	3	(21)	(18)
Long-term borrowings — FHLB	2,668	(241)	2,427
Long-term borrowings — subordinated debentures	3	(3)	0

Total borrowings	5,492	(2,092)	3,400

TOTAL INTEREST EXPENSE	$3,450	$(12,461)	$(9,011)

NET INTEREST INCOME	$7,153	$1,061	$8,214

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.